SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-KERR GROUP INC

          GAMCO INVESTORS, INC.
                                 7/02/97           20,000             5.3000
                                 7/02/97           15,000             5.3000
                                 7/02/97           10,000             5.3000
          GABELLI ASSOCIATES LTD
                                 7/02/97           15,000             5.2958





























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.


                                       33